Exhibit 8.2

34/F, Tower 3, China Central Place, 77 Jianguo Road, Beijing 100025, China
Telephone: (86-10) 5809-1000 Facsimile: (86-10) 5809-1100

October 1, 2015

Fuling Global Inc.

Southeast Industrial Zone, Songmen Town

Wenling, Zhejiang Province

People’s Republic of China 317511

Re: PRC Legal Opinion for thePRC taxation of Fuling Global Inc.

We have acted as the People’s Republic of China (the “PRC”, for the purpose of this PRC legal opinion, not including Hong Kong Special Administrative Region, Macao Special Administrative Region and Taiwan) legal advisers Fuling Global Inc. (the “Company”).

We are qualified lawyers in the PRC and are authorized by the Ministry of Justice of the PRC to issue legal opinions in relation to the above matters in accordance with the published and publicly available laws and regulations of the PRC, and such qualification and authorization have not been revoked, suspended, restricted or limited in any manner whatsoever.

We are acting as PRC legal counsel to the Company solely in connection with (A) the Company’s registration statement on Form F-1 including all amendments or supplements thereto (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) under the U.S. Securities Act of 1933, as amended on October 15, 2012, relating to the initial public offering by the Company of a certain number of the Company’s ordinary shares of par value US $0.001 per share of the Company, and (B) the proposed listing and trading of the Company’s ordinary on the Nasdaq Capital Market (the “Offering”).

For the purpose of rendering this Legal Opinion (the “Opinion”), we have examined the copies of the documents provided to us by the Company. In such examination, we have assumed that:

(a)	all documents submitted to us as copies are identical to their originals;
(b)	all signatures, seals and chops on such documents are genuine;
(c)	all parties in relation to any of the documents aforesaid or to any other documents as referred to in this legal opinion have the requisite power and authority to enter into, and have duly executed and delivered the documents and performed their obligations hereunder; and

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(d)	all facts and documents which may affect our opinions herein have been disclosed to us, and there has not been or will not be any omission in respect of such disclosure.

This Opinion is rendered on the basis of the PRC laws, administrative regulations and rules, supreme court’s judicial interpretations effective as of the date hereof (the “PRC Laws”) and there is no assurance that any of such laws, regulations and rules will not be changed, amended or replaced in the immediate future or in the longer term. Any such changes, amendments thereto or replacements thereof may become effective immediately on promulgation.

We do not purport to be experts on or generally familiar with or qualified to express legal opinion based on the laws of any jurisdiction other than the PRC. Accordingly we express or imply no opinion on the laws of any jurisdiction other than the PRC.

Based on our review of the Documents and subject to the Assumptions and the Qualifications, we are of the opinion that:

(i)	The statements made in the Registration Statement under the caption “People’s Republic of China Enterprise Taxation” with respect to the PRC tax laws and regulations or interpretations, constitute true and accurate descriptions of the matters described therein in all material aspects and such statements represent our opinion.

This Opinion is rendered solely to the Company to confirm the effectiveness and legality of the Company’s taxation under the PRC Laws and may not be used for any other purpose.

We hereby consent to the use of this opinion in, and the filing hereof as an exhibit to, the Registration Statement, and to the use of our firm’s name in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under section 7 of the U.S. Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Yours faithfully,

/s/ Jingtian & Gongcheng Attorneys at Law

Jingtian & Gongcheng Attorneys at Law

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